Exhibit 10.1
EXECUTION VERSION

FOURTH AMENDMENT AND JOINDER TO MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT
This FOURTH AMENDMENT and JOINDER to the MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of October 31, 2019 (as it may be modified, supplemented or amended from time to time in accordance with its terms) by and among the following parties:

(i)	PERSPECTA ENTERPRISE SOLUTIONS LLC (formerly known as Enterprise Services LLC), a Delaware limited liability company (the “Existing Seller” and “Seller Representative”);

(ii)
PERSPECTA STATE & LOCAL INC., an Illinois corporation (“PSLI”), KNIGHT POINT SYSTEMS, LLC, a Virginia limited liability company (“KPS”) and PERSPECTA RISK DECISION INC., a Delaware corporation (“PRDI”) (the “New Sellers” and each a “New Seller” or collectively with the Existing Seller, the “Sellers”);

(iii)	each PURCHASER party hereto; and

(iv)	MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch), as administrative agent (the “Administrative Agent”).
BACKGROUND
WHEREAS, the parties hereto have entered into the Master Accounts Receivable Purchase Agreement, dated as of July 14, 2017 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Existing Agreement”);
WHEREAS, the parties hereto seek to modify the Existing Agreement upon the terms hereof;
WHEREAS, each New Seller desires to be joined as a Seller under to the Existing Agreement;
NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows:
AGREEMENT
1.Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) the Existing Agreement.
2.Amendments to the Existing Agreement. The Existing Agreement is hereby amended as follows:

a.	The definitions of the following terms appearing in Section 1.1 of the Existing Agreement shall be replaced in their entirety with the language below:
“Applicable Margin” means (i) on or prior to December 31, 2019, 0.58% per annum and (ii) thereafter 0.73% per annum.
“Approved Obligor Termination Event” means, with respect to a particular Approved Obligor, (i) if such Approved Obligor is an Approved State and Local Obligor, a Shutdown of the applicable State and Local Obligor that lasts at least one (1) Business Day, (ii) if such Approved Obligor is not an Approved State and Local Obligor, a Shutdown of the U.S. Government affecting such Approved Obligor that lasts at least one (1) Business Day, or (iii) the occurrence of a Non-Payment Event.
“Dilution” means, with respect to any Receivable, (a) any discount, adjustment, deduction, or reduction (including, without limitation, as a result of any rate variance under the related Contract or as a result of any set-off whatsoever effected by the Approved Obligor, whether in relation to a payment obligation, tax or other amount payable by a Seller to such Approved Obligor (or any other branch or agency of the U.S. Government or any other Governmental Authority)), in each case, that would have the effect of reducing the amount of part or all of such Receivable and (b) the Conversion Date Adjustment Amount (if any) with respect to such Receivable.
“Eligible Receivable” means a Receivable (a) backed by the full faith and credit of the U.S. Government (or, with respect to a Receivable payable by an Approved State and Local Obligor and generated by PSLI, the applicable Approved State and Local Obligor), (b) arising from the sale of Goods and Services pursuant to a Contract with an Approved Obligor, including Receivables that have been billed pursuant to an Invoice and Eligible Unbilled Receivables and (c) arising under a Contract after the applicable Seller has determined that such Contract and any Receivable generated thereunder are eligible as (i) such Contract and Receivable are compliant with the Seller’s internal control procedures, and (ii) the implementation and set-up for such Contract and such Receivable generated thereunder has been completed (such implementation and set-up to be completed as soon as reasonably possible), as evidenced by the inclusion of Receivables generated under such Contract in a Servicer Report (it being understood that (1) any such determination will be permanent and cannot be changed once made and (2) will only apply to Receivables originated on or after the date that such determination is made and not to any Receivable existing prior to such date); provided that, with respect to each Eligible Receivable that is a Billed Receivable, such Receivable shall not be past due; provided further that Eligible Receivables shall not include any Receivable, the Obligor of which has agreed to pay such Receivable via credit card; provided further that, subject to Section 8.2(d), any Non-Affected Receivable originated or sold during a Shutdown of the U.S. Government or a Shutdown of the applicable State and Local Obligor will be an Eligible Receivable; provided further that a Receivable owing from an Approved State and Local Obligor shall not be an Eligible Receivable if, on any day, the Purchase Price applicable to such Receivable when added to the Funded Amount of all Purchased Receivables owing from Approved State and Local Obligors at such time would exceed $35,000,000 (it being understood that this proviso shall only apply to Receivables not yet

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purchased by the Purchasers and shall not be applied to reverse the purchase of any already purchased Receivable); provided further, that no Receivable which arises under a Contract that includes a confidentiality provision prohibiting the disclosure of information relating to such Contract shall be an Eligible Receivable hereunder.
“Existing Account” means, with respect to:
(i)     the Initial Seller and PSLI, the deposit account of the Initial Seller or the Seller Representative located at Bank of America, N.A. with account number 3752026177;
(ii)    PRDI, the account of PRDI located at JPMorgan Chase Bank, N.A. (ABA No. 021000021) with account number 134753143 and the account of PRDI located at Bank of America, N.A. (ABA No. 026009593) with account number 4451370958;
(iii)     KPS, the account of KPS located at TD Bank, N.A. (ABA No. 031101266) with account number 4258279392 and the account of KPS located at Bank of America, N.A. (ABA No. 026009593) with account number 4451370961;
(iv)     each Additional Seller, each deposit account of such Additional Seller specified as such in the applicable Joinder Agreement; and
(v)    any other deposit account located at a depository bank satisfactory to the Administrative Agent.
“Facility Suspension Event” means (i) the occurrence of a Servicer Replacement Event or (ii) any disclaimer of its obligations by the guarantor under any Parent Guaranty or failure of any Parent Guaranty to be in full force and effect.
“Remittance Account” means, with respect to:
(i)PRDI, the account of PRDI located at JPMorgan Chase Bank, N.A. (ABA No. 021000021) with account number 134753143 or such other account as notified to the Administrative Agent from time to time by PRDI in writing;

(ii)KPS, the account of KPS located at TD Bank, N.A. (ABA No. 031101266) with account number 4258279392 or such other account as notified to the Administrative Agent from time to time by KPS in writing; and

(iii)any other Seller, the account of the Seller Representative located at Bank of America, N.A. (ABA No. 026009593) with account number 1233464145, or such other account as notified to the Administrative Agent from time to time by the Seller Representative in writing.
“Scheduled Termination Date” means October 30, 2020 as such date may be extended from time to time pursuant to Section 2.6(c).

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“Shutdown of the U.S. Government” means the creation of a “funding gap” caused by the failure of the United States Congress to pass legislation funding U.S. Government operations in whole or in part affecting any or all Approved Obligor(s), or the failure of any such legislation passed by the United States Congress to become law (thereby preventing any such Approved Obligor(s) from making payments to the applicable Seller or the Administrative Agent (for the ratable benefit of the Purchasers)).

b.	Section 1.1 of the Existing Agreement shall be amended by the addition of the following new defined terms, each to appear in proper alphabetical order:
    “Approved State and Local Obligor” means each Obligor listed on Schedule A as an “Approved State and Local Obligor”, as the same may be updated from time to time in accordance with Sections 14.21 and 14.22.
“KPS” means Knight Point Systems, LLC, a Virginia limited liability company.
“Non-Affected Receivable” means any Receivable originated or sold during a Shutdown of the U.S. Government or a Shutdown of the applicable State and Local Obligor where the Approved Obligor owing on such receivable is not affected by such Shutdown and is not prevented from making payments to the applicable Seller or the Administrative Agent (for the ratable benefit of the Purchasers) on such Receivable.
“PRDI” means Perspecta Risk Decision Inc., a Delaware corporation.
“PSLI” means Perspecta State & Local Inc., an Illinois corporation.
“Shutdown of the applicable State and Local Obligor” means, with respect to any Approved State and Local Obligor, the creation of a “funding gap” caused by the failure of the relevant legislative or other governing body or board of such Approved State and Local Obligor (or the Governmental Authority of which such Approved State and Local Obligor is a part) to appropriate funds to such Approved State and Local Obligor (thereby preventing such Approved Obligor from making payments to the relevant Seller or the Administrative Agent (for the ratable benefit of the Purchasers) or the failure of the relevant legislation or other approvals to become law (thereby preventing such Approved State and Local Obligor from making payments to the applicable Seller or the Administrative Agent (for the ratable benefit of the Purchasers)).

c.	The following new Section 1.3 shall be added to the Existing Agreement:
Section 1.3.    LIBOR. If at any time (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) or the Required Purchasers notify the Administrative Agent that adequate and reasonable means do not exist for ascertaining LIBOR (including, without limitation, because ICE LIBOR is not available or published on a current basis) and such circumstances are unlikely to be temporary, (ii) the supervisor for the administrator of LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans or discount rates for the purchase of accounts receivable, or (iii)

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any applicable interest rate specified herein is no longer a widely recognized benchmark discount rate for newly purchased accounts receivable in the United States market in the applicable currency, then the Administrative Agent and the Seller Representative shall endeavor to establish an alternate rate of interest to be used in the calculation of the Discount Rate (the “Replacement Rate”) to LIBOR that gives due consideration to the then prevailing market convention for determining a discount rate for the purchase of accounts receivable in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate discount rate and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 14.8, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of the Replacement Rate is provided to the Purchasers, a written notice from the Required Purchasers stating that such Required Purchasers object to such amendment. To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause, the Replacement Rate shall be applied in a manner consistent with market practice; provided, that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, the Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Purchasers).

d.	The following new proviso shall be added to the last sentence of Section 3.6 of the Existing Agreement:
“; provided, however, if a Shutdown of the U.S. Government (but not a Shutdown of the applicable State and Local Obligor) shall have occurred and be continuing on any day, no Unused Fee shall accrue with respect to such day”

e.	The title of Section 8.2 of the Existing Agreement shall be replaced in its entirety with the following:
“Conditions Precedent to Each Purchase.”

f.	Section 8.2 of the Existing Agreement shall be amended by adding the following new clause (d):
(d)    No Shutdown of the U.S. Government and no Shutdown of the applicable State and Local Obligor has occurred and is continuing; provided that if consented to by the Administrative Agent and the Purchasers in writing in their sole discretion in advance of any purchase, the foregoing limitation will not apply to any Non-Affected Receivables.

g.	The notice addresses appearing in Section 14.4 of the Existing Agreement shall be replaced in their entirety with the addresses below:
If to the
Administrative Agent:        MUFG Bank, Ltd.

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                1251 Avenue of the Americas
                New York, New York 10020-1104
Attn: Mark Wuscher
                Email: mwuscher@us.mufg.jp
With a copy to:
MUFG Bank, Ltd.
1251 Avenue of the Americas
New York, New York 10020-1104
Attn:  Amy Mellon
Email: amellon@us.mufg.jp

If to the Sellers:	Perspecta Enterprise Solutions LLC c/o Perspecta, Inc. 15052 Conference Center Dr. Chantilly, VA 20151 Attn: Henry Miller Email: henry.m.miller@perspecta.com
With a copy to:
Reed Smith LLP
10 South Wacker Drive
Chicago, IL 60606-7505
Attn:  J. Michael Brown
Email: jmbrown@reedsmith.com

g.	The Existing Agreement shall be amended by the addition of the following new Section 14.24:
Section 14.24.    Optional Repurchase of Purchased Receivables. Notwithstanding any other provisions in this Agreement, any Seller shall have the right after receiving notice from the Administrative Agent pursuant to Section 5.4, upon not less than ten (10) Business Days’ notice to the Administrative Agent, to repurchase any outstanding Overdue Receivable arising from the failure of an Approved Obligor to pay the Overdue Receivable within sixty (60) days of its Maturity Date at a repurchase price equal to the fair market value of such Overdue Receivable, which fair market value shall be calculated in the reasonable discretion of the Administrative Agent (it being understood, for the avoidance of doubt, that, under certain circumstances, the fair market value of any Overdue Receivable may be higher than its original Net Face Value).

h.	Schedule A of the Existing Agreement shall be replaced in its entity with Schedule A attached to this Amendment.

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i.	Schedule B of the Existing Agreement shall be replaced in its entity with Schedule B attached to this Amendment.
3.Acknowledgements of the New Sellers. Each New Seller acknowledges and agrees that it is a “Seller” under the Existing Agreement, effective upon the effective date of this Amendment. All references in the Existing Agreement to the term “Seller” or “Sellers” shall be deemed to include such New Seller. Without limiting the generality of the foregoing, each New Seller hereby repeats and reaffirms all covenants, agreements, representations and warranties made or given by a Seller contained in the Existing Agreement (including, for the avoidance of doubt, the grant of security provided in Section 4.1 of the Existing Agreement), and appoints the Seller Representative as its agent, attorney-in-fact and representative in accordance with Section 2.5 of the Existing Agreement. Furthermore, each New Seller agrees to execute and deliver such further instruments and documents and do such further acts and things as the Administrative Agent may deem reasonably necessary or proper to carry out more effectively the purposes of this Amendment.
4.Existing Accounts of New Sellers. For purposes of the Existing Agreement, the “Existing Account” with respect to each such New Seller is described in the table below, which account is located at a depository bank satisfactory to the Administrative Agent:

New Seller	Account Owner	Account Bank	Account Number
PRDI	PRDI	JPMorgan Chase, N.A.	134753143
PRDI	PRDI	Bank of America, N.A.	4451370958
KPS	KPS	Bank of America, N.A.	4451370961
KPS	KPS	TD Bank, N.A.	4258279392
PSLI	Existing Seller	Bank of America, N.A.	3752026177

Notwithstanding the requirements of Section 9.2(e) of the Existing Agreement, the Administrative Agent and the Purchasers hereby agree that the foregoing Existing Accounts of the New Sellers will not be required to be subject to an Account Control Agreement for the first thirty (30) days following the effective date of this Amendment; provided that a failure of the New Sellers to be in compliance with such requirements in Section 9.2(e) by such thirtieth (30th) day will constitute a Facility Suspension Event.
5.Initial Sale of Receivables by New Sellers. On the first Reconciliation Date following the effective date of this Amendment, the Seller Representative will submit a Servicing Report to the Administrative Agent via the PrimeRevenue System, and simultaneously with the submission of such Servicing Report, each of PSLI, KPS and PRDI will be deemed to offer to the Administrative Agent (on behalf of the Purchasers), and subject to the satisfaction of

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the conditions set forth in Section 8.1 and Section 8.2, the Administrative Agent (on behalf of the Purchasers) will be deemed to purchase from each such Seller, without any further action on the part of such Seller, all of such Seller’s right, title and interest in and to all outstanding Eligible Receivables of such Seller specified on such Servicing Report (including any such Eligible Receivables that are owing from any Approved State and Local Obligors). After such first Reconciliation Date, each New Seller will be deemed to offer to the Administrative Agent (on behalf of the Purchasers), and subject to the satisfaction of the conditions set forth in Section 8.2 of the Existing Agreement, the Administrative Agent will be deemed to purchase from each such New Seller, without any further action on the party of such New Seller, all of such New Seller’s right, title and interest in and to all outstanding Eligible Receivables of such New Seller that have not previously been acquired in whole by the Administrative Agent (on behalf of the Purchasers) pursuant to the provisions of Section 2.1(a) of the Existing Agreement.

6.Conditions to Effectiveness. This effectiveness of this Amendment is subject to the satisfaction of the following conditions, each to the satisfaction of the Administrative Agent and each Purchaser in its sole discretion and, as to any agreement, document or instrument specified below, each in form and substance satisfactory to the Administrative Agent’s and each Purchaser in its sole discretion:
a.    The Administrative Agent and the Purchasers shall have received each of the following:
(i)    An executed counterpart of this Amendment.
(ii)    An executed counterpart of the Confirmation and Acknowledgment attached to this Amendment as Annex I.
(iii)    Copies of resolutions of Perspecta, Inc. (“Perspecta”) and each Seller authorizing this Amendment and the other Purchase Documents to which they are a party and authorizing a person or persons to sign those documents including any subsequent notices and acknowledgements to be executed or delivered pursuant to this Amendment, the other Purchase Documents and any other documents to be executed or delivered by Perspecta or such Seller pursuant hereto or thereto.
(iv)    An officer incumbency and specimen signature certificate for Perspecta and each Seller.
(v)    Organizational documents of Perspecta and each Seller certified by the applicable governmental authority (as applicable), and evidence of good standing (as applicable).
(vi)    Opinions of counsel to Perspecta and each Seller, including opinions with respect to due organization and good standing of each such Person, due authorization, execution and delivery of this Amendment and the other Purchase Documents entered into by such Person, validity and enforceability of this Amendment and the other Purchase Documents with respect to such Person,

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non-contravention of organizational documents, material agreements and law, no consents, creation of security interest and perfection of security interest (including perfection by control with respect to each new Account Control Agreement delivered in connection with this Amendment), true sale and such other matters as the Administrative Agent and the Purchasers may reasonably request.
(vii)    Lien searches with respect to each New Seller and lien releases for each such New Seller, if applicable.
(vii)    Evidence of UCC-1 filings with respect to the New Sellers and UCC-3 amendment filings with respect to the Existing Seller.
b.    Each New Seller shall have satisfied each Purchaser’s know your customer requirements with respect to the New Sellers.
c.    The Sellers shall have paid all fees owed on or prior to such effective date to the Administrative Agent (if, applicable, for the benefit of the Purchasers) pursuant to the terms of this Amendment or any fee letter executed in connection herewith; provided, however, for administrative convenience it is agreed and the Sellers hereby instruct the Administrative Agent and the Purchasers to withhold such fees from the first purchase of Receivables occurring on or after the effective date of this Amendment.
d.    The Sellers shall have paid any legal fees due and owing to Mayer Brown LLP to the extent incurred on or before August 31, 2019; provided, however, for administrative convenience it is agreed and the Sellers hereby instruct the Administrative Agent and the Purchasers to withhold such fees from the first purchase of Receivables occurring on or after the effective date of this Amendment.
7.Certain Representations, Warranties and Covenants. Sellers hereby represent and warrant to the Purchaser, as of the date hereof that:
(a)the representations and warranties made by it in the Existing Agreement and in any other Purchase Document to which it is a party are true and correct both as of the date hereof and immediately after giving effect to this Amendment;
(b)no Facility Suspension Event exists as of the date hereof and immediately after giving effect to this Amendment; and
(c)the execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Existing Agreement (as amended hereby) and the other Purchase Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary organizational action on its part, and this Amendment, the Existing Agreement (as amended hereby) and the other Purchase Documents to which it is a party are its valid and legally binding obligations, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.

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8.Reference to, and Effect on the Existing Agreement and the Purchase Documents.
(a)The Existing Agreement (except as specifically amended herein) and the other Purchase Documents shall remain in full force and effect and the Existing Agreement and such other Purchase Documents are hereby ratified and confirmed in all respects by each of the parties hereto.
(b)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Purchaser, nor constitute a waiver of any provision of, the Existing Agreement or any other Purchase Document.
(c)After this Amendment becomes effective, all references in the Existing Agreement or in any other Purchase Document to “the Master Accounts Receivable Purchase Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Existing Agreement, shall be deemed to be references to the Existing Agreement as amended by this Amendment.
(d)To the extent that the consent of any party hereto, in any capacity, is required under the Purchase Documents or any other agreement entered into in connection with the Purchase Documents with respect to any of the amendments or other matters set forth herein, such Person hereby grants such consent.
9.Waiver. The Administrative Agent and each Purchaser hereby waive the requirement pursuant to Section 2.6(c) of the Existing Agreement wherein the Sellers must provide at least sixty (60) days prior written notice to the Administrative Agent (on behalf of the Purchasers) of their desire to extend the Scheduled Termination Date.
10.Further Assurances. The Sellers agree to do all such things and execute all such documents and instruments as the Purchaser may reasonably consider necessary or desirable to give full effect to the transaction contemplated by this Amendment and the documents, instruments and agreements executed in connection herewith.
11.Costs and Expenses. The Sellers agree, jointly and severally, to pay on demand (except as otherwise set forth in Section 4 of this Amendment) all reasonable costs (including reasonable attorneys’ fees and expenses) and expenses the Administrative Agent incurs in connection with the preparation, negotiation, documentation and delivery of this Amendment.
12.Purchase Document. This Amendment is a Purchase Document.
13.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Sellers and the Administrative Agent and each Purchaser, and their respective successors and assigns.
14.Execution in Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties hereto on separate counterparts; each such counterpart shall be deemed an original and all of such counterparts taken together shall be deemed to

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constitute one and the same instrument. A facsimile or electronic copy of an executed counterpart of this Amendment shall be effective as an original for all purposes.
15.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
16.Section Headings. Section headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
17.Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch), as Administrative Agent

By: /s/ Richard Gregory Hurst
Print Name: Richard Gregory Hurst
Title: Managing Director

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Accepted, agreed and consented to as of
the date first above written:
PERSPECTA ENTERPRISE SOLUTIONS LLC (formerly known as Enterprise Services LLC), as Existing Seller and Seller Representative
By: /s/ Henry M. Miller, Jr.
Print Name: Henry M. Miller, Jr.
Title: Vice President and Assistant Treasurer

NEW SELLERS:

PERSPECTA STATE & LOCAL INC., as a New Seller
By: /s/ Henry M. Miller, Jr.
Print Name: Henry M. Miller, Jr.
Title: Vice President and Assistant Treasurer

KNIGHT POINT SYSTEMS, LLC, as a New Seller
By: /s/ Henry M. Miller, Jr.
Print Name: Henry M. Miller, Jr.
Title: Assistant Treasurer

PERSPECTA RISK DECISION INC., as a New Seller
By: /s/ Henry M. Miller, Jr.
Print Name: Henry M. Miller, Jr.
Title: Assistant Treasurer

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Accepted, agreed and consented to as of the date first above written:
MUFG BANK, LTD. (formerly known as The Bank of
Tokyo-Mitsubishi UFJ, Ltd., New York Branch), as Purchaser
By: /s/ Richard Gregory Hurst
Print Name: Richard Gregory Hurst
Title: Managing Director
THE BANK OF NOVA SCOTIA,
as Purchaser
By: /s/ Natalie Koven
Print Name: Natalie Koven
Title: Associate Director
MIZUHO BANK, LTD.,
as Purchaser
By: /s/ Tracy Rahn
Print Name: Tracy Rahn
Title: Authorized Signatory

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CONFIRMATION AND ACKNOWLEDGEMENT
This CONFIRMATION AND ACKNOWLEDGEMENT, dated as of October 31, 2019 (this “Confirmation”), is executed and delivered by PERSPECTA INC. (formerly known as Ultra SC Inc.), a Nevada corporation (the “Guarantor”).

1.
Reference is hereby made to the Guaranty, dated as of May 31, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), delivered by the Guarantor in connection with the Agreement (defined below).

2.
Reference is further made to the Master Accounts Receivable Purchase Agreement, dated as of July 14, 2017, as amended by the First Amendment to the Master Accounts Receivable Purchase Agreement, dated as of January 23, 2018, as further amended by the Second Amendment to the Master Accounts Receivable Purchase Agreement, dated May 31, 2018 and as further amended by the Third Amendment to the Master Accounts Receivable Purchase Agreement, dated October 31, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among PERSPECTA ENTERPRISE SOLUTIONS LLC (F/K/A ENTERPRISE SERVICES LLC) (the “Existing Seller”), a Delaware limited liability company, each PURCHASER party thereto, and MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH), as Administrative Agent (the “Administrative Agent”).

3.
Reference is further made to the Fourth Amendment and Joinder to Master Accounts Receivables Purchase Agreement, dated as of the date hereof (the “Amendment”), among the Existing Seller, PERSPECTA STATE & LOCAL INC., an Illinois corporation (“PSLI”), KNIGHT POINT SYSTEMS, LLC, a Virginia limited liability company (“KPSL”), PERSPECTA RISK DECISION INC., a Delaware corporation (“PRDI”; collectively, PSLI, KPSL and PRDI shall be referred to as the “New Sellers”), each PURCHASER party thereto, and the Administrative Agent.

4.
The Guarantor hereby consents to the Amendment. The Guarantor hereby confirms and acknowledges that the Guaranty, and its obligations thereunder, shall continue in full force and effect after giving effect to the Amendment and the addition of the New Sellers as Additional Sellers under the Agreement pursuant to the Amendment.

IN WITNESS WHEREOF, the Guarantor has caused this Confirmation to be duly executed and delivered on the date first set forth above.

[Signature page follows]

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PERSPECTA INC.,
as Guarantor

By: /s/ John Kavanaugh
Print Name: John Kavanaugh
Title: Senior Vice President and Chief
Financial Officer

By: /s/ Henry M. Miller, Jr.
Print Name: Henry M. Miller, Jr.
Title: Vice President and Treasurer

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SCHEDULE A

SCHEDULE A TO
MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

Approved Obligors

Approved Obligor State and Local Obligors	Approved Obligor Buffer Period (days)
County of San Diego California	0

Other Approved Obligors	Approved Obligor Buffer Period (days)
Department of Defense	0
Department of Treasury	0
Department of Agriculture	0
Department of Education	0
Department of Energy	0
Department of Health and Human Services	0
Department of Homeland Security	0
Department of Housing & Urban Development	0
Department of Justice	0
Department of Transportation	0
Department of Veterans Affairs	0
Environmental Protection Agency	0
FEDERAL RESERVE BANK	0
FOOD AND DRUG ADMINISTRATION	0
NASA	0
NATIONAL GEOSPATIAL-INTELLIGENCE AGENCY	0
National Science Foundation Agency	0
US GENERAL SERVICES ADMINISTRATION	0
SOCIAL SECURITY ADMINISTRATION	0
UNITED STATES POSTAL SERVICE	0
UNITED STATES SENATE	0

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SCHEDULE B

SCHEDULE B TO
MASTER ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

(a) Name:	Perspecta Enterprise Solutions LLC
(b) Chief Executive Office:	13600 EDS Drive, Herndon, VA 20171
(c) Jurisdiction of Organization:	Delaware
(d) Organizational Number:	2387022
(e) FEIN:	75-2548221
(f) Tradenames:	None
(g) Changes in Location, Name and Corporate Organization in the last 5 years:	The entity was named HP Enterprise Services, LLC until January 1, 2017 and Enterprise Services LLC until October 29, 2018
(a) Name:	Perspecta Risk Decision Inc.
(b) Chief Executive Office:	1750 Foxtrail Drive, Loveland, CO 80538
(c) Jurisdiction of Organization:	Delaware
(d) Organizational Number:	3310280
(e) FEIN:	52-2293505
(f) Tradenames:	None
(g) Changes in Location, Name and Corporate Organization in the last 5 years:	The entity was named Keypoint Government Solutions, Inc. until October 29, 2018
(a) Name:	Knight Point Systems, LLC
(b) Chief Executive Office:	1775 Wiehle Ave suite #101, Reston, VA 20190
(c) Jurisdiction of Organization:	Virginia
(d) Organizational Number:	S172869-2
(e) FEIN:	74-3171882
(f) Tradenames:	None
(g) Changes in Location, Name and Corporate Organization in the last 5 years:	None
(a) Name:	Perspecta State & Local Inc.
(b) Chief Executive Office:	13600 EDS Drive, Herndon VA 20171
(c) Jurisdiction of Organization:	Illinois
(d) Organizational Number:	5947-936-9
(e) FEIN:	36-4172737
(f) Tradenames:	None
(g) Changes in Location, Name and Corporate Organization in the last 5 years:	The entity was named Enterprise State and Local, Inc. until October 30, 2018.

18    Fourth Amendment and Joinder to MARPA